Lee Enterprises Reports Second Quarter Results

Total Digital Revenue(1) of $73M represented 53% of total revenue
Digital-Only subscription revenue increased 20% YOY(2)
Amplified Digital® Agency revenue totaled $25M, or up 9% YOY(2)

DAVENPORT, Iowa (May 8, 2025) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 72 markets, today reported preliminary second quarter fiscal 2025 financial results(3) for the period ended March 30, 2025.

“Our second quarter results demonstrate the continued progression of our digital transformation. Digital subscription revenue continues to grow rapidly, up 20% on a same-store basis(2) in the quarter, as we yield higher average digital subscription rates for our 728,000 digital only subscribers. Amplified Digital® Agency, our full-service digital marketing agency, continues to have strong revenue growth, up an industry-leading 9% on a same-store basis(2) over the prior year," said Kevin Mowbray, Lee's President and Chief Executive Officer.

“Our company experienced a cyber security incident in February that had a significant impact on our quarterly operating results. We incurred $2 million in restoration costs in the quarter related to the cyber incident, and second quarter advertising revenue was impacted as our product portfolio was limited for a period of time. On the subscription side, our normal process for activating new digital subscribers was hampered, significantly impacting units in the quarter. I'm proud of how our team navigated the challenges as we are now recovered from the cyber incident and focused on executing our strategy," added Mowbray.

“In March, we launched an AI solution designed to provide local businesses with the tools they need to thrive in a competitive environment, from data-driven insights to personalized marketing capabilities. The first offering in our AI suite of products, AI Enablement, is aimed to prepare local businesses for the AI transformation of the advertising model," said Mowbray.

"We also took significant action on the cost side to address near-term challenges. We executed $40 million in annualized cost reductions in the second quarter, and trimmed capital and other spending to drive significant back-half free cash flow. As a result of our execution focus, we now expect our third and fourth fiscal quarters of FY25 to demonstrate improving year-over-year trends in Total Digital Revenue, and we expect year-over-year growth in Adjusted EBITDA. The updated outlook for FY25 represents the impacts from the current environment and the cyber incident but does not change our long-term expectations," Mowbray added.

Key Second Quarter Highlights:
•Total operating revenue was $137 million.
•Total Digital Revenue was $73 million, a 3% increase over the prior year, or 4% on a same-store basis(2), and represented 53% of our total operating revenue.
•Revenue from digital-only subscribers totaled $24 million, up 17% over the prior year, or up 20% on a same-store basis(2). Digital-only subscribers totaled 728,000 at the end of the quarter.
•Digital advertising and marketing services revenue represented 73% of our total advertising revenue and totaled $44 million.
•Digital services revenue, which is predominantly from BLOX Digital, totaled $5 million in the quarter.
•Operating expenses totaled $143 million and Cash Costs(4) totaled $131 million, a 6% and 2% decrease compared to the prior year, respectively. Operating expenses in the quarter included $2 million of cyber restoration expenses, which are included in the line Restructuring costs and other.
•Net loss totaled $12 million and Adjusted EBITDA(4) totaled $8 million.

Debt and Free Cash Flow:
The Company has $453 million of debt outstanding under our Credit Agreement(5) with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate of 9.0%, no fixed principal payments, and no financial performance covenants.
As of and for the period ended March 30, 2025:
•The principal amount of debt totaled $453 million.
•In an effort to provide short-term liquidity, the Company's sole lender, BH Finance, waived payment of the Company's March 2025 and April 2025 interest and basic rent payments. Waived interest and basic rent payments were added to the principal amount due under the Credit Agreement.
•Cash on the balance sheet totaled $5 million. Debt, net of cash on the balance sheet, totaled $448 million.
•Capital expenditures totaled $1 million for the quarter and $3 million in the first six months. We expect up to $7 million of capital expenditures in FY25.
•We expect cash paid for income taxes to total between $3 million and $9 million in FY25.
•We do not expect any material pension contributions in the fiscal year as our plans are fully funded in the aggregate.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

About Lee:
Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 72 markets in 25 states. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Six months ended
(Thousands of Dollars, Except Per Common Share Data)	March 30, 2025	March 24, 2024	March 30, 2025	March 24, 2024

Operating revenue:
Print advertising revenue	16,532	18,742	36,393	43,177
Digital advertising revenue	43,941	45,392	90,670	91,844
Advertising and marketing services revenue	60,473	64,134	127,063	135,021
Print subscription revenue	41,079	48,966	84,511	100,838
Digital subscription revenue	23,789	20,261	45,354	39,728
Subscription revenue	64,868	69,227	129,865	140,566
Print other revenue	7,213	8,069	15,101	16,561
Digital other revenue	4,826	5,120	9,913	10,080
Other revenue	12,039	13,189	25,014	26,641
Total operating revenue	137,380	146,550	281,942	302,228
Operating expenses:
Compensation	56,659	56,803	116,913	116,479
Newsprint and ink	3,111	4,162	6,727	9,005
Other operating expenses	71,455	72,294	146,135	147,070
Depreciation and amortization	5,171	7,293	11,436	14,588
Assets loss (gain) on sales, impairments and other, net	126	7,617	(803)	6,148
Restructuring costs and other	6,516	4,139	11,666	8,404
Total operating expenses	143,038	152,308	292,074	301,694
Equity in earnings of associated companies	1,155	1,206	2,277	2,747
Operating (loss) income	(4,503)	(4,552)	(7,855)	3,281
Non-operating (expense) income:
Interest expense	(9,950)	(10,214)	(20,232)	(20,345)
Pension and OPEB related benefit and other, net	658	293	1,311	479
Curtailment/Settlement gains	—	—	—	3,593
Total non-operating expense, net	(9,292)	(9,921)	(18,921)	(16,273)
Loss before income taxes	(13,795)	(14,473)	(26,776)	(12,992)
Income tax benefit	(1,780)	(2,837)	1,463	(2,589)
Net loss	(12,015)	(11,636)	(28,239)	(10,403)
Net income attributable to non-controlling interests	(496)	(543)	(1,020)	(1,088)
Loss attributable to Lee Enterprises, Incorporated	(12,511)	(12,179)	(29,259)	(11,491)
Other comprehensive loss, net of income taxes	(115)	(148)	(230)	(2,462)
Comprehensive loss attributable to Lee Enterprises, Incorporated	(12,626)	(12,327)	(29,489)	(13,953)
Loss per common share:
Basic:	(2.07)	(2.06)	(4.87)	(1.94)
Diluted:	(2.07)	(2.06)	(4.87)	(1.94)

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months Ended		Six months Ended
(Thousands of Dollars)	March 30, 2025	March 24, 2024	March 30, 2025	March 24, 2024

Digital Advertising and Marketing Services Revenue	43,941	45,392	90,670	91,844
Digital Only Subscription Revenue	23,789	20,261	45,354	39,728
Digital Services Revenue	4,826	5,120	9,913	10,080
Total Digital Revenue	72,556	70,773	145,937	141,652
Print Advertising Revenue	16,532	18,742	36,393	43,177
Print Subscription Revenue	41,079	48,966	84,511	100,838
Other Print Revenue	7,213	8,069	15,101	16,561
Total Print Revenue	64,824	75,777	136,005	160,576
Total Operating Revenue	137,380	146,550	281,942	302,228

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to Net loss, its most directly comparable U.S. GAAP measure:

	Three months ended		Six months ended
(Thousands of Dollars)	March 30, 2025	March 24, 2024	March 30, 2025	March 24, 2024

Net loss	(12,015)	(11,636)	(28,239)	(10,403)
Adjusted to exclude
Income tax (benefit) expense	(1,780)	(2,837)	1,463	(2,589)
Non-operating expenses, net	9,292	9,921	18,921	16,273
Equity in earnings of TNI and MNI	(1,155)	(1,206)	(2,277)	(2,747)
Depreciation and amortization	5,171	7,293	11,436	14,588
Restructuring costs and other	6,516	4,139	11,666	8,404
Assets loss (gain) on sales, impairments and other, net	126	7,617	(803)	6,148
Stock compensation	358	501	788	715
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,255	1,269	2,422	3,321
Adjusted EBITDA	7,768	15,061	15,377	33,710
The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable U.S. GAAP measure:

	Three months ended		Six months ended
(Thousands of Dollars)	March 30, 2025	March 24, 2024	March 30, 2025	March 24, 2024

Operating expenses	143,038	152,308	292,074	301,694
Adjustments
Depreciation and amortization	5,171	7,293	11,436	14,588
Assets loss (gain) on sales, impairments and other, net	126	7,617	(803)	6,148
Restructuring costs and other	6,516	4,139	11,666	8,404
Cash Costs	131,225	133,259	269,775	272,554

The table below reconciles the non-GAAP financial performance measure of Same-store Revenues to Operating Revenues, its most directly comparable U.S. GAAP measure:

	Three months ended		Six months ended
(Thousands of Dollars)	March 30, 2025	March 24, 2024	March 30, 2025	March 24, 2024

Print Advertising Revenue	16,532	18,742	36,393	43,177
Exited operations	(10)	(553)	(98)	(1,537)
Same-store, Print Advertising Revenue	16,522	18,189	36,295	41,640
Digital Advertising Revenue	43,941	45,392	90,670	91,844
Exited operations	(3)	(342)	(8)	(830)
Same-store, Digital Advertising Revenue	43,938	45,050	90,662	91,014
Total Advertising Revenue	60,473	64,134	127,063	135,021
Exited operations	(13)	(895)	(106)	(2,367)
Same-store, Total Advertising Revenue	60,460	63,239	126,957	132,654
Print Subscription Revenue	41,079	48,966	84,511	100,838
Exited operations	(11)	(282)	(32)	(753)
Same-store, Print Subscription Revenue	41,068	48,684	84,479	100,085
Digital Subscription Revenue	23,789	20,261	45,354	39,728
Exited operations	—	(381)	(1)	(855)
Same-store, Digital Subscription Revenue	23,789	19,880	45,353	38,873
Total Subscription Revenue	64,868	69,227	129,865	140,566
Exited operations	(11)	(663)	(33)	(1,607)
Same-store, Total Subscription Revenue	64,857	68,564	129,832	138,959
Print Other Revenue	7,213	8,069	15,101	16,561
Exited operations	—	(27)	—	(35)
Same-store, Print Other Revenue	7,213	8,042	15,101	16,526
Digital Other Revenue	4,826	5,120	9,913	10,080
Exited operations	—	—	—	—
Same-store, Digital Other Revenue	4,826	5,120	9,913	10,080
Total Other Revenue	12,039	13,189	25,014	26,641
Exited operations	—	(27)	—	(35)
Same-store, Total Other Revenue	12,039	13,162	25,014	26,606
Total Operating Revenue	137,380	146,550	281,942	302,228
Exited operations	(23)	(1,584)	(139)	(4,010)
Same-store, Total Operating Revenue	137,357	144,966	281,803	298,218

NOTES
(1)Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital®), digital-only subscription revenue and digital services revenue.
(2)Same-store revenues is a non-GAAP performance measure based on U.S. GAAP revenues for Lee for the current period, excluding exited operations. Exited operations include (1) business divestitures and (2) the elimination of stand-alone print products discontinued within our markets.
(3)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(4)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant U.S GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(5)The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with U.S. GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.
(6)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.